Exhibit 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Date: March 4, 2021

KNIGHTHEAD CAPITAL MANAGEMENT, LLC

/s/ Laura Torrado
Name: Laura Torrado
Title: General Counsel

KNIGHTHEAD MASTER FUND, L.P.

By: Knighthead Capital Management, LLC, its investment manager

/s/ Laura Torrado
Name: Laura Torrado
Title: General Counsel

KNIGHTHEAD (NY) FUND, L.P.
By: Knighthead Capital Management, LLC, its investment advisor

/s/ Laura Torrado
Name: Laura Torrado
Title: General Counsel

KNIGHTHEAD ANNUITY & LIFE ASSURANCE COMPANY
By: Knighthead Capital Management, LLC, its investment advisor

/s/ Laura Torrado
Name: Laura Torrado
Title: General Counsel

KNIGHTHEAD DISTRESSED OPPORTUNITIES FUND, L.P.

By: Knighthead Capital Management, LLC, its investment manager

/s/ Laura Torrado
Name: Laura Torrado
Title: General Counsel